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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

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                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

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                 Date of report (Date of earliest event reported):

                                 SEPTEMBER 29, 1998


                      WESTERN  INVESTMENT  REAL  ESTATE  TRUST
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                (Exact name of registrant as specified in its charter)


          California                   0-2809                 94-6100058
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 (State or Other Jurisdiction       (Commission            (I.R.S. Employer
         of Formation)              File Number)        Identification Number)


            2200 Powell Street, Suite 600, Emeryville, California  94608
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                (Address of principal executive offices) (Zip Code)


                                   (415) 929-0211
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                (Registrant's telephone number, including area code)


              3450 California Street, San Francisco, California  94118
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           (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

     ACQUISITION OF KIENOW'S FOOD STORES, INC.

          On September 29, 1998, Western Investment Real Estate Trust ("Western"), an unincorporated California business association that has elected to be taxed as a real estate investment trust (a "REIT") under the federal income tax code, entered into a definitive agreement to acquire control of Kienow's Food Stores, Inc., a privately held Oregon corporation ("Kienow's") from its ten shareholders (the "Kienow's Acquisition"). Prior to the transaction, none of Kienow's shareholders had any material relationship with Western, its directors or its officers or any of their associates. Kienow's owns ten retail properties and holds a leasehold interest in two retail properties in the Portland, Oregon metropolitan area. Six of the ten retail properties are multi-tenant neighborhood shopping centers. Kienow's also operates a retail grocery store at each of the twelve locations. Kienow's owns certain non-core real property in the Portland, Oregon area, including an office building, residential properties and its headquarters.

          Pursuant to the Stock Purchase and Contribution Agreement (the "Agreement"), Western expects to acquire an interest in Kienow's through a DownREIT structure. In the Agreement, the parties valued Kienow's at approximately $54.8 million based on their estimate of Kienow's fair market value. Pursuant to the Agreement, immediately prior to the closing of the transaction, Kienow's will redeem approximately $12.0 million of its stock from cash on hand. Holders of the non-redeemed shares will have the option of contributing their shares to a partnership to be formed and controlled by Western as the sole general partner (the "DownREIT Partnership"). These contributing stockholders will become limited partners in the DownREIT Partnership. The remaining shares of Kienow's will be purchased for cash by Western Real Estate Services, Inc. ("Buyer"), a California corporation in which the DownREIT Partnership will hold a 95% economic interest. In order to preserve Western's status as a REIT, the voting stock of Buyer will be owned by officers of Western, in their individual capacities. Western expects that the Buyer will fund the cash portion of the purchase price primarily through borrowings from Western and that Western will fund such loan primarily through draws on its unsecured line of credit.

          If the Kienow's Acquisition is completed, Western (together with the DownREIT Partnership and the Buyer) intends to cause Kienow's to dispose of certain of its non-core properties and to lease its grocery store locations to third-party retail operators. In the transition to third-party operators, Kienow's will discontinue its direct operation of the grocery stores on a phased basis.

         The Kienow's Acquisition is subject to completion of Western's due diligence and closing conditions. No assurances can be given that the Kienow's Acquisition will be completed or that Western's plans for Kienow's after the acquisition will be successfully implemented.

     RELOCATION OF WESTERN'S EXECUTIVE OFFICES

          On October 3, 1998, Western relocated its executive offices to 2200 Powell Street, Suite 600, Emeryville, California 94608. Its phone number is
(510) 597-0160.


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     CAUTIONARY STATEMENT

          This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "intends," "will" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, many of which are outside of Western's control. Western's actual results could differ materially from those described in such forward-looking statements. Certain factors that may cause actual results to differ include, but are not limited to, the risk that the Kienow's Acquisition may not close due to a failure of a closing condition or some other reason, the risk that Western may not find qualified lessees for the grocery store locations, the risk that economic conditions may deteriorate in the Portland, Oregon area thereby decreasing demand for retail space and increasing the likelihood that current tenants will default, the risk of increases in construction costs which may discourage new tenants from leasing space that would require remodeling for their intended uses, and the risks relating to real estate ownership generally detailed in the Company's filings with the Securities and Exchange Commission.


                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WESTERN INVESTMENT REAL ESTATE TRUST
                                             (Registrant)

Date:  October 14, 1998            By:   /s/  Dennis D. Ryan
                                      ------------------------------------------
                                   Name:  Dennis D. Ryan
                                   Title:  Chief Financial Officer




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